Exhibit 10.3

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOPYMENT AGREEMENT (Second Amendment) is entered into the 31st day of December, 2012 (“Execution Date”) and effective this 1st Day of January, 2013 (“Effective Date”) by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and STEPHANIE STASKA, an individual with her principal residence at 1521 78th Avenue, Roberts, Wisconsin 54023 (the “EMPLOYEE”).

The PARTIES entered into an Employment Agreement on the 18th day of August 2008 (the “Employment Agreement”) and which Employment Agreement was amended by a First Amendment to Employment Agreement dated January 1st, 2012;

The PARTIES wish to amend certain terms and conditions in the Employment Agreement as amended pursuant to this Second Amendment.

The PARTIES have herein agreed to this Second Amendment to Employment Agreement to amend terms and conditions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions herein contained, it is hereby agreed by and between the PARTIES:

1.	Section 4 Compensation is amended.

a)	Salary. The COMPANY agrees to pay the EMPLOYEE an annual base salary of $150,000.00 (the “Base Salary”), in equal semi-monthly installments, and in arrears, in accordance with the standard payroll practices of the COMPANY. Within 30 days of the anniversary date of this Agreement and within 30 days of every anniversary thereafter, during the term of this Agreement, the Base Salary will be reviewed by the President, considering both the EMPLOYEE’s performance and the performance of the COMPANY during the preceding calendar year. If the EMPLOYEE’s Base Salary is adjusted by the COMPANY, such adjusted Base Salary shall then constitute the Base Salary for all purposes under this Agreement.

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b)	Benefits and Vacation. The EMPLOYEE will be entitled to participate in all benefit plans adopted by the COMPANY to the extent that the terms of such benefit plans permit the EMPLOYEE to participate. The EMPLOYEE will be entitled to 25 days per year of personal time off (“PTO”) and all legal holidays observed by the COMPANY, in each case, in accordance with the COMPANY’s policies as in effect from time-to-time. In the event EMPLOYEE does not use all PTO for a given fiscal year, up to 2 days of unused PTO may be carried over to the next fiscal year. The EMPLOYEE will be additionally allowed to work from home up to 60% of all work days depending on the workload of the COMPANY as determined in the total discretion of the President of the COMPANY.

c)	Tuition Reimbursement. The COMPANY agrees to pay the EMPLOYEE an annual distribution payable in January of each year of $5,250 until such time as the principal of the EMPLOYEE’s student loans are paid off. The EMPLOYEE shall submit evidence of the principal balance due on the Student Loans annually.

d)	401K. The COMPANY agrees to establish a 401k for EMPLOYEE by December 31, 2008.

e)	Bonus. The EMPLOYEE shall be eligible for a discretionary bonus based on the profitability of the COMPANY.

2.	All other terms and conditions of the Employment Agreement dated the 18th day of August 2008 as amended by the First Amendment to Employment Agreement remain unchanged except as hereinbefore amended by this Second Amendment to Employment Agreement.

[SIGNATURE PAGE FOLLOWING ON PAGE 3]

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The COMPANY and the EMPLOYEE have duly executed this Second Amendment to the Employment Agreement as of the date and year opposite to their names below.

TWIN CITIES POWER, L.L.C.

/s/ Timothy S. Krieger	Dated: December 31, 2012
By: TIMOTHY S. KRIEGER
Its: President/Chief Manager

E,MPLOYEE

/s/ Stephanie Staska	Dated: January 7, 2013
By: STEPHANIE STASKA

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